Exhibit FS 2.1

                      NC ENTERPRISES, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                             (THOUSANDS OF DOLLARS)
                                 MARCH 31, 1999


                                     ASSETS

 Property, plant and equipment, at cost                           $      50,350
 Less:  accumulated depreciation                                        (18,724)
                                                                  -------------
          Total property, plant and equipment                            31,626
                                                                  -------------

 Investments, at cost:
        Investments in unconsolidated subsidiaries                      347,911
        Other                                                            48,124
                                                                  -------------
          Total investments                                             396,035
                                                                  -------------

 Current assets:
        Cash and temporary cash investments                              35,515
        Accounts receivable                                             114,538
        Notes receivable from associated companies                        9,000
        Accrued taxes receivable                                         12,948
        Materials and supplies                                            4,146
        Prepaid expenses and other                                        9,757
                                                                  -------------
          Total current assets                                          185,904
                                                                  -------------

 Deferred charges                                                        52,431
                                                                  -------------

        Total assets                                              $     665,996
                                                                  =============


                             CAPITAL AND LIABILITIES

 Common stock                                                     $     164,586
 Retained earnings                                                       33,090
 Accumulated other comprehensive income                                  (2,856)
                                                                  -------------
        Total common equity                                             194,820
 Long-term debt - noncurrent                                              7,563
 Notes payable to associated companies                                  356,086
                                                                  -------------
        Total capital                                                   558,469
                                                                  -------------

 Noncurrent liabilities                                                     105
                                                                  -------------

 Current liabilities:
        Long-term debt due within one year                                  844
        Accounts payable                                                 45,350
        Accounts payable - associated companies                          15,065
        Customers' deposits                                                 683
        Other                                                            19,806
                                                                  -------------
          Total current liabilities                                      81,748
                                                                  -------------

 Deferred credits:
        Accumulated deferred income taxes                                22,649
        Other                                                             3,025
                                                                  -------------
          Total deferred credits                                         25,674
                                                                  -------------

        Total capital & liabilities                               $     665,996
                                                                  =============